UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C. 20549

FORM 8-K

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

Date of Report (Date of earliest event reported): August 03, 2022

VERICITY, INC.

(Exact name of Registrant as Specified in Its Charter)

Delaware	001-38945	46-2348863
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

8700 W. Bryn Mawr Avenue Suite 900S
Chicago, Illinois		60631
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s Telephone Number, Including Area Code: 312 288-0073

(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock	VERY	The NASDAQ Stock Market LLC

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§ 230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§ 240.12b-2 of this chapter).

Emerging growth company ☒

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

Item 5.07 Submission of Matters to a Vote of Security Holders.

At the Annual Meeting on August 3 2022, Vericity’s shareholders voted on proposals to (i) elect seven (7) directors to serve until the next annual meeting and until each such director’s successor is elected and qualified; and (ii) ratify the Audit Committee’s selection of Deloitte & Touche LLP to serve as the Company’s independent registered public accounting firm for 2022. The voting results for each proposal were as follows:

1. Election of Directors

Director	For	Against	Abstain	Broker Non-Votes
Neil Ashe	12,641,822	0	53,182	410,459
Calvin Dong	12,583,108	0	84,896	410,459
Richard A. Hemmings	12,610,557	0	57,447	410,459
James E. Hohmann	12,587,694	0	80,310	410,459
Scott Perry	12,647,149	0	20,855	410,459
Eric Rahe	12,583,078	0	84,926	410,459
Laura R. Zimmerman	12,613,612	0	54,392	410,459

2. Ratification of changes to Charter and Bylaws

	For	Against	Abstain	Broker Non-Votes
	12,644,049	16,876	7,079	410,459

3. Ratification of the selection of Deloitte & Touche LLP:

	For	Against	Abstain	Broker Non-Votes
	13,050,093	27,790	580	-

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized.

Vericity, Inc

Date:	By:	/s/ John Buchanan
August 8, 2022	Name Title	John Buchanan General Counsel and Secretary